Exhibit 99.1

News Release—February 23, 2012

CubeSmart Reports Fourth Quarter and Annual 2011 Results; Same-Store NOI Grows 5.7%; FFO per Share Grows 13.3%

WAYNE, PA — (MARKET WIRE) — February 23, 2012 — CubeSmart (NYSE: CUBE) announced its operating results for the three months ended and the year ended December 31, 2011.

“CubeSmart had an exceptional and productive 2011,” noted Chief Executive Officer Dean Jernigan.  “Not only did we produce healthy operational performance despite an uninspiring economic backdrop, but we also reached key strategic milestones as we executed on our investment and balance sheet objectives.  Today, CubeSmart’s robust and scalable operational platform, differentiated market position, quality property portfolio, and investment-grade balance sheet position the Company for continued internal and external growth in 2012 and beyond.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share of $0.17, as adjusted for acquisition costs and non-cash charges associated with the early repayment of debt.  Including these items, FFO per share was $0.09.

•                  Increased same-store (331 facilities) revenue and net operating income 3.4% and 5.7%, respectively, as compared with the fourth quarter of 2010.

•                  Gained 240 basis points in quarterly same-store average physical occupancy, as compared with the same period in 2010.

•                  Entered into an agreement to purchase 22 Class A self-storage facilities, located primarily in the greater New York City area, from Storage Deluxe for total consideration of $560 million; closed on 16 of these assets for an aggregate price of $357.3 million and anticipate closing on the remaining six encumbered assets during the first quarter of 2012, for $202.7 million.

•                  Acquired two assets in the Washington, DC market for a total cost of $31.3 million; disposed of one asset in Michigan for $1.7 million.

•                  Raised $202.5 million in net proceeds from a public common equity offering and an additional $74.8 million in net proceeds from a debut preferred equity offering.

•                  Closed on $600 million in unsecured debt financing that extended the term of existing debt, added borrowing capacity, and effectively completed the permanent financing of the Storage Deluxe transaction.

•                  Assigned a BBB- issuer rating by Standard and Poor’s Ratings Services.  This follows the assignment of a Baa3 issuer rating by Moody’s Investors Service in July 2011.

Funds from Operations

FFO, as adjusted for acquisition costs and the write-off of unamortized loan procurement costs in conjunction with the early repayment of debt, was $20.5 million for the fourth quarter of 2011, compared with $15.9 million for the fourth quarter of 2010.  FFO per share, as adjusted, was $0.17 per share for the quarter, compared with $0.15 per share for the same period last year.  Excluding adjustments, FFO was $11.2 million for the quarter, compared with $15.6 million for the fourth quarter of 2010.  Unadjusted FFO per share was $0.09 per share for the fourth quarter of 2011, compared with $0.15 per share for the same quarter last year.

2011 Investment Activity

In November, as part of the previously announced $560 million Storage Deluxe transaction involving 22 Class A self-storage facilities located primarily in the greater New York City area, the Company closed on the first 16 unencumbered assets for an aggregate purchase price of $357.3 million.  The Company expects to close on the remaining $202.7 million during the first quarter of 2012 with the acquisition of the six encumbered assets.  Primary sources of funding for the second tranche are expected to include the assumption of $88 million of secured debt and the drawdown of the remaining $100 million of the $200 million 5-year term loan that was part of the Company’s new $600 million credit facility announced in December.

In separate transactions, the company acquired two properties in the broader Washington, DC market for a total cost of $31.3 million.  In total during the fourth quarter of 2011, the Company closed on the acquisition of 18 storage facilities for a total cost of $388.6 million.

For the full year, the Company acquired 27 self-storage facilities for a total cost of approximately $469.1 million.  Additionally, as announced in September, the company acquired a 50% interest in a partnership which owns nine facilities located in New York, New Jersey, Pennsylvania, Virginia, and Florida.  The total capitalization of the venture is approximately $90.0 million, and the Company’s investment in the partnership is $15.4 million.

In addition to the acquisition of quality assets in targeted markets, the Company continued to reposition its portfolio through selective dispositions.  During the fourth quarter of 2011, the Company sold one asset in Michigan for $1.7 million in proceeds.  For the full year, the company sold 19 properties in Ohio, Indiana, and Michigan for total proceeds of $45.2 million.

“In 2011, we exceeded our initial investment targets for the year and dramatically accelerated our long-term portfolio objectives,” said President and Chief Investment Officer Christopher Marr.  “Importantly, the vast majority of our investment activity in 2011 was sourced directly through our third-party management program and other industry relationships.  We are also pleased by the ease with which our operational platform was able to accommodate these transformational portfolio adjustments.  Looking forward, we will continue to leverage these resources as we execute on our disciplined investment strategy, with the ultimate objective of building long-term shareholder value.”

Third-Party Management

During the fourth quarter of 2011, the Company was awarded one new management contract.  During the course of the year, the Company was awarded new management contracts related to 24 self-storage facilities.  At December 31, 2011, the Company managed 103 properties totaling 6.5 million square feet on behalf of third parties.

Same-Store Results

The Company’s same-store pool at December 31, 2011 represented 331 facilities containing approximately 21.8 million rentable square feet and included approximately 89.3% of the aggregate rentable square feet of the Company’s 370 owned facilities.  These same-store facilities represented approximately 84.3% of property net operating income for the quarter ended December 31, 2011.

The same-store physical occupancy at period end for the fourth quarter of 2011 was 78.7% compared with 76.7% for the same quarter of last year.  Same-store net rental income for the fourth quarter of 2011 increased by 2.4%, same-store total revenues increased by 3.4% and same-store operating expenses decreased by 0.5% as compared with the same quarter in 2010.  Same-store net operating income increased by 5.7% over the same period.

For the year ended December 31, 2011, same-store total revenues, operating expenses and net operating income increased 3.6%, 0.3%, and 5.7%, respectively, as compared with the results for the year ended December 31, 2010.  Average physical occupancy of the same-store pool during 2011 was 78.8% as compared with 76.8% during 2010.

Balance Sheet

In October, the Company completed a public offering of 23,000,000 common shares, including the full exercise of the underwriters’ option, at a price of $9.20, yielding net proceeds of $202.5 million.  In November, the Company raised $74.8 million of net proceeds through a debut public offering of 3,100,000 shares of its 7.75% Series A Cumulative Redeemable Preferred Shares, including exercise of the underwriters’ option, at a price of $25.00 per share.

In December, the Company closed on a $600 million unsecured credit facility comprised of a $300 million revolving credit facility maturing in December 2015, a $100 million 3-year term loan, and a $200 million 5-year term loan.  At closing, the Company borrowed $100 million of the 5-year term loan and expects to draw the remaining $100 million in the first quarter of 2012 in conjunction with the closing of the acquisition of the remaining Storage Deluxe assets.  The new credit facility replaces in its entirety the Company’s prior credit facility.

At December 31, 2011, the Company had four $100 million unsecured term loans outstanding, maturing in 2014, 2016, 2017 and 2018, and the Company had no amounts drawn on its $300 million revolving credit facility.

During the year ended December 31, 2011, the Company repaid $2.7 million of secured loans that had maturity dates in 2011 and $30.8 million of secured loans that had maturity dates in 2014.

Investment Grade Rating

On December 20, 2011, the Company announced that its operating partnership, CubeSmart L.P., was assigned a BBB- issuer rating by Standard and Poor’s Ratings Services with a stable outlook.  This follows a July 13, 2011 announcement that CubeSmart L.P. was assigned a Baa3 issuer rating by Moody’s Investors Service with a stable outlook.

Operating Results

The Company reported net loss attributable to the Company’s common shareholders of $9.2 million or $0.08 per common share in the fourth quarter of 2011, compared with net income attributable to the Company’s common shareholders of $2.1 million or $0.02 per common share in the fourth quarter of 2010.  Total revenues increased $9.2 million and total property operating expenses increased $2.3 million in the fourth quarter of 2011, as compared with the same period in 2010.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from the Company’s third-party management business.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and increases in expenses related to real estate taxes, utilities and marketing expenses.

For the year ended December 31, 2011, the Company reported a net loss attributable to the Company’s common shareholders of $1.6 million or $0.02 per share, compared with a net loss attributable to the Company of $7.4 million or $0.08 per share for the year ended December 31, 2010.  Increases in total revenues are attributable to additional income from the properties acquired in 2010 and 2011 and increases in average occupancy and scheduled annual rent per square foot in the same-store portfolio. Increases in total property operating expenses are attributable to increased expenses associated with newly acquired properties and 12 months of expenses in the 2011 period related to the addition of 85 management contracts in April 2010, compared with only eight months of similar expenses in the 2010 period.  In addition, the Company experienced an increase in same-store expenses primarily attributable to increased snow removal expenses during the 2011 period as compared with the 2010 period.

Interest expense decreased from $37.8 million in 2010 to $33.2 million in 2011 due to reduced interest expense related to mortgage loan repayments and lower interest rates on the Credit Facility during the 2011 period as compared with the 2010 period, offset by increased unsecured loan borrowings during the period.

During the year, the company incurred non-cash charges of $8.2 million related to the write-off of unamortized loan procurement costs associated with the repayment of $200 million of unsecured term loans and credit facility borrowings.  No comparable expense was incurred during the 2010 period.

Acquisition related costs increased from $0.8 million during 2010 to $3.8 million during 2011 as a result of the acquisition of 27 self-storage facilities in 2011, compared with 12 acquisitions during 2010.  Acquisition costs in 2011 included $1.3 million of bridge financing commitment fees associated with the Storage Deluxe transaction.

The Company’s 370 owned facilities, containing 24.4 million rentable square feet, had a physical occupancy at December 31, 2011 of 78.6% and an average physical occupancy for the quarter and year ended December 31, 2011 of 79.0% and 78.5%, respectively.

Quarterly Dividend

On December 8, 2011, the Company declared a dividend of $0.08 per common share.  The dividend was paid on January 15, 2012 to common shareholders of record on January 5, 2012.

Also on December 8, 2011, the Company declared a dividend of $0.3929 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on January 15, 2012 to holders of record on January 1, 2012.

2012 Financial Outlook

“Our expectation of continued, albeit modest, improvement in the U.S. economic and employment outlook, coupled with limited new competitive supply, supports our belief that self-storage fundamentals will remain healthy in 2012,” explained Chief Financial Officer Tim Martin.  “Our 2012 guidance contemplates closing on the second tranche of the Storage Deluxe transaction during the first quarter of 2012, and issuing unsecured debt that will further extend our maturity profile.  Looking beyond 2012, we expect our improved asset base and flexible balance sheet to provide a foundation for long-term growth.”

The Company estimates that its fully-diluted FFO per share for 2012 will be between $0.67 and $0.73, and that its fully-diluted net loss per share for the period will be between $0.12 and $0.18.  The Company’s estimate is based on the following key assumptions:

•                  Debt issuance assumptions — a significant variable in 2012 guidance — that contemplate, at the low end of the guidance range, $300 million of unsecured debt issuance at a 6.0% coupon and weighted early to the second quarter and, at the high end of the guidance range, $250 million at a 5.5% coupon and weighted toward the end of the third quarter.

•                  For 2012, a same-store pool consisting of 340 assets totaling 22.4 million square feet.

•                  Same-store net operating income (“NOI”) growth of 3.0% to 4.0% over 2011, driven by revenue growth of 3.0% to 3.75% and expense growth of 2.25% to 3.25%.

•                  The closing of the acquisition of the remaining six Storage Deluxe assets during the first quarter of 2012.

•                  Combined performance of the $560 million Storage Deluxe acquisition and the $111.8 million of other 2011 acquisitions that is consistent with our underwriting expectations, equating to a 2012 yield of 6.0%.

•                  General and administrative expenses of approximately $25.5 million to $26.5 million.

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.  For 2012, the Company is targeting $75 million to $125 million of acquisitions, excluding Storage Deluxe, and $35 million to $50 million of dispositions.

2012 Full Year Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.18)	to	$(0.12)
Plus: real estate depreciation and amortization	0.85		0.85
FFO per diluted share	$0.67	to	$0.73

The Company estimates that its fully-diluted FFO per share for the quarter ending March 31, 2012 will be between $0.14 and $0.15, and that its fully-diluted net loss per share for the period will be between $0.06 and $0.07.

1st Quarter 2012 Guidance	Range or Value
Loss per diluted share allocated to common shareholders	$(0.07)	to	$(0.06)
Plus: real estate depreciation and amortization	0.21		0.21
FFO per diluted share	$0.14	to	$0.15

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 24, 2012, to discuss financial results for the three months and year ended December 31, 2011.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.cubesmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers. After the live webcast, the call will remain available on CubeSmart’s website for thirty days. In addition, a telephonic replay of the call will be available until March 26, 2012. The replay dial-in number is 877-344-

7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both numbers is 10008154.

Supplemental operating and financial data as of December 31, 2011 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The Company makes certain adjustments to FFO as defined by the White Paper to provide what Management believes to be a more useful and comparable FFO presentation.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2011	2010

ASSETS
Storage facilities	$2,107,469	$1,743,021
Less: Accumulated depreciation	(318,749)	(314,530)
Storage facilities, net	1,788,720	1,428,491
Cash and cash equivalents	9,069	5,891
Restricted cash	11,291	10,250
Loan procurement costs, net of amortization	8,073	15,611
Investment in real estate ventures, at equity	15,181	—
Other assets, net	43,645	18,576
Total assets	$1,875,979	$1,478,819

LIABILITIES AND EQUITY

Revolving credit facility	$—	$43,000
Unsecured term loan	400,000	200,000
Mortgage loans and notes payable	358,441	372,457
Accounts payable, accrued expenses and other liabilities	51,025	36,172
Distributions payable	11,401	7,275
Deferred revenue	9,568	8,873
Security deposits	490	489
Total liabilities	830,925	668,266

Noncontrolling interests in the Operating Partnership	49,732	45,145

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 and 0 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	31	—
Common shares $.01 par value, 200,000,000 shares authorized, 122,058,919 and 98,596,796 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	1,221	986
Additional paid in capital	1,309,505	1,026,952
Accumulated other comprehensive loss	(12,831)	(1,121)
Accumulated deficit	(342,013)	(302,601)
Total CubeSmart shareholders’ equity	955,913	724,216
Noncontrolling interest in subsidiaries	39,409	41,192
Total equity	995,322	765,408
Total liabilities and equity	$1,875,979	$1,478,819

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

REVENUES
Rental income	$56,977	$48,883	$212,106	$188,922
Other property related income	5,843	4,773	21,731	17,978
Property management fee income	1,133	1,147	3,768	2,829
Total revenues	63,953	54,803	237,605	209,729
OPERATING EXPENSES
Property operating expenses	25,210	22,871	99,160	90,261
Depreciation and amortization	21,404	15,555	68,223	61,428
General and administrative	6,343	6,098	24,693	25,406
Total operating expenses	52,957	44,524	192,076	177,095
OPERATING INCOME	10,996	10,279	45,529	32,634
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(8,602)	(8,470)	(33,199)	(37,794)
Loan procurement amortization expense	(903)	(1,745)	(5,028)	(6,463)
Loan procurement amortization expense - early repayment of debt	(6,082)	—	(8,167)	—
Acquisition related costs	(3,194)	(294)	(3,823)	(759)
Equity in losses of real estate ventures	(257)	—	(281)	—
Other	96	(89)	(83)	386
Total other expense	(18,942)	(10,598)	(50,581)	(44,630)

LOSS FROM CONTINUING OPERATIONS	(7,946)	(319)	(5,052)	(11,996)

DISCONTINUED OPERATIONS
Income from discontinued operations	25	1,170	3,596	4,151
Gain on disposition of discontinued operations	376	1,826	3,903	1,826
Total discontinued operations	401	2,996	7,499	5,977
NET (LOSS) INCOME	(7,545)	2,677	2,447	(6,019)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	333	(106)	(35)	381
Noncontrolling interest in subsidiaries	(799)	(488)	(2,810)	(1,755)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(8,011)	2,083	(398)	(7,393)
Distribution to preferred shareholders	(1,218)	—	(1,218)	—
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$(9,229)	$2,083	$(1,616)	$(7,393)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.08)	$(0.01)	$(0.09)	$(0.14)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$0.03	$0.07	$0.06
Basic and diluted (loss) earnings per share attributable to common shareholders	$(0.08)	$0.02	$(0.02)	$(0.08)

Weighted-average basic and diluted shares outstanding	115,260	96,501	102,976	93,998

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(9,614)	$(772)	$(8,815)	$(13,095)
Total discontinued operations	385	2,855	7,199	5,702
Net (loss) income	$(9,229)	$2,083	$(1,616)	$(7,393)

Same-store facility results (331 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended December 31,		Percent
	2011	2010	Change

REVENUES
Net rental income	$48,573	$47,412	2.4%
Other property related income	4,558	3,974	14.7%

Total revenues	53,131	51,386	3.4%

OPERATING EXPENSES
Property taxes	6,122	6,181	-1.0%
Personnel expense	5,825	5,511	5.7%
Advertising	1,105	1,043	5.9%
Repair and maintenance	709	743	-4.6%
Utilities	1,907	1,930	-1.2%
Property insurance	672	679	-1.0%
Other expenses	2,568	2,920	-12.1%

Total operating expenses	18,908	19,007	-0.5%

Net operating income (1)	$34,223	$32,379	5.7%

Gross margin	64.4%	63.0%

Period Average Occupancy (2)	79.3%	76.9%

Period End Occupancy (3)	78.7%	76.7%

Total rentable square feet	21,815	21,815

Realized annual rent per occupied square foot (4)	$11.24	$11.30	-0.5%

Scheduled annual rent per square foot (5)	$12.37	$12.13	2.0%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$34,223	$32,379
Non same-store net operating income (1)	6,372	1,202
Indirect property overhead (6)	(1,852)	(1,649)
Depreciation and amortization	(21,404)	(15,555)
General and administrative expense	(6,343)	(6,098)

Operating Income	$10,996	$10,279

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (331 facilities)

(in thousands, except percentage and per square foot data)

	Year ended December 31,		Percent
	2011	2010	Change

REVENUES
Net rental income	$192,514	$187,653	2.6%
Other property related income	18,130	15,636	16.0%
Total revenues	210,644	203,289	3.6%

OPERATING EXPENSES
Property taxes	25,247	25,638	-1.5%
Personnel expense	22,882	22,064	3.7%
Advertising	5,601	5,752	-2.6%
Repair and maintenance	2,756	2,677	3.0%
Utilities	8,330	8,664	-3.9%
Property insurance	2,743	2,776	-1.2%
Other expenses	11,813	11,560	2.2%

Total operating expenses	79,372	79,131	0.3%

Net operating income (1)	$131,272	$124,158	5.7%

Gross margin	62.3%	61.1%

Period Average Occupancy (2)	78.8%	76.8%

Period End Occupancy (3)	78.7%	76.7%

Total rentable square feet	21,815	21,815

Realized annual rent per occupied square foot (4)	$11.20	$11.20	0.0%

Scheduled annual rent per square foot (5)	$12.20	$11.95	2.1%

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$131,272	$124,158
Non same-store net operating income (1)	14,030	1,055
Indirect property overhead (6)	(6,857)	(5,745)
Depreciation and amortization	(68,223)	(61,428)
General and administrative expense	(24,693)	(25,406)

Operating Income	$45,529	$32,634

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at December 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Net (loss) income attributable to common shareholders	$(9,229)	$2,083	$(1,616)	$(7,393)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	21,048	14,984	66,587	59,699
Real property - discontinued operations	10	779	848	3,209
Company’s share of unconsolidated real estate ventures	514	—	542	—
Noncontrolling interest’s share of consolidated real estate ventures	(408)	(528)	(1,731)	(2,206)
Gains on sale of real estate	(376)	(1,826)	(3,903)	(1,826)
Noncontrolling interests in the Operating Partnership	(333)	106	35	(381)

FFO	$11,226	$15,598	$60,762	$51,102

Loan procurement amortization expense - early repayment of debt	6,082	—	8,167	—
Discontinued operations - settlement proceeds	—	—	(1,895)	—
Acquisition related costs	3,194	294	3,823	759

FFO, as adjusted	$20,502	$15,892	$70,857	$51,861

(Loss) earnings per share attributable to common shareholders - basic and diluted	$(0.08)	$0.02	$(0.02)	$(0.08)
FFO per share and unit - fully diluted	$0.09	$0.15	$0.56	$0.51
FFO, as adjusted per share and unit - fully diluted	$0.17	$0.15	$0.65	$0.52

Weighted-average basic and diluted shares outstanding	115,260	96,501	102,976	93,998
Weighted-average diluted shares and units outstanding	121,210	102,535	109,085	99,955

Dividend per common share and unit	$0.08	$0.07	$0.29	$0.145
Payout ratio of FFO (Dividend per share divided by FFO per share)	89%	47%	52%	28%
Payout ratio of FFO, as adjusted (Dividend per share divided by FFO per share)	47%	47%	45%	28%